UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 17, 2011

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	1-31616	22-3059110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 788-1999

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 17, 2011, International Lease Finance Corporation (“ILFC”) issued a press release announcing the completion of its tender offers to purchase certain of its notes (the “Notes”). A copy of the press release dated June 17, 2011, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

On June 17, 2011, ILFC completed its tender offers to purchase Notes.  ILFC accepted for purchase $1,672,299,000 aggregate principal amount of Notes for total cash consideration, including accrued and unpaid interest, of approximately $1.75 billion.

As of 11:59 p.m., New York City time on June 16, 2011 (the “Expiration Date”), ILFC received valid tenders that were not withdrawn from the holders of the following Notes.

Title of Security	CUSIP and ISIN Numbers	Aggregate Principal Amount Outstanding(1)	Acceptance Priority Level	Tender Offer Consideration(2)	Total Consideration(2)(3)	Total Principal Amount Tendered(4)	% of Total Principal Amount Outstanding	Total Principal Amount Accepted for Purchase

Any and All Tender Offers

4.750% Medium-Term Notes, Series Q, due January 13, 2012	459745FN0 and US459745FN06	$500,000,000	N/A	$995.00	$1,025.00	$293,496,000	58.70%	$293,496,000

5.400% Medium-Term Notes, Series R, due February 15, 2012	45974VA99 and US45974VA991	$750,000,000	N/A	$1,000.00	$1,030.00	$386,623,000	51.55%	$386,623,000

Maximum Tender Offers

5.350% Medium-Term Notes, Series R, due March 1, 2012	45974VB23 and US45974VB239	$600,000,000	1	$1,000.00	$1,030.00	$265,371,000	44.23%	$265,371,000

5.300% Medium-Term Notes, Series R, due May 1, 2012	45974VB31 and US45974VB312	$850,000,000	2	$1,006.25	$1,036.25	$402,993,000	47.41%	$402,993,000

5.550% Medium-Term Notes, Series R, due September 5, 2012	45974VA73 and US45974VA736	$300,000,000	3	$1,012.50	$1,042.50	$100,872,000	33.62%	$100,872,000

5.000% Medium-Term Notes, Series Q, due September 15, 2012	459745FR1 and US459745FR10	$300,000,000	4	$1,005.00	$1,035.00	$103,564,000	34.52%	$103,564,000

5.250% Medium-Term Notes, Series Q, due January 10, 2013	45974VZX9 and US45974VZX99	$300,000,000	5	$1,007.50	$1,037.50	$72,234,000	24.08%	$72,234,000

6.375% Medium-Term Notes, Series R, due March 25, 2013	45974VB72 and US45974VB726	$1,000,000,000	6	$1,030.00	$1,060.00	$305,286,000	30.53%	$47,146,000

(1)          As of June 2, 2011.

(2)          For each $1,000 principal amount of Notes (excludes accrued but unpaid interest thereon paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable).

(3)   Includes the Tender Offer Consideration and an early tender payment of $30.00 for each $1,000 principal amount of Notes tendered prior to the Early Tender Date.

(4)          Includes the Any and All Notes (defined below) that were validly tendered and accepted on the Early Tender Date (defined below) and for which payment was settled on June 3, 2011.

On June 2, 2011, ILFC accepted for early payment all of the Notes listed under the heading “Any and All Tender Offers” in the table above (the “Any and All Notes”) that were validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on June 2, 2011 (the “Early Tender Date”), which was $293,017,000 aggregate principal amount of its 4.750% Medium-Term Notes, Series Q, due January 13, 2012 and $386,510,000 aggregate principal amount of its 5.400% Medium-Term Notes, Series R, due February 15, 2012 (the “Any and All Early Payment Notes”).  ILFC settled the payment for such accepted Any and All Early Payment Notes on June 3, 2011. The total cash consideration, including accrued and unpaid interest, for such Any and All Early Payment Notes was approximately $710.1 million.

On June 8, 2011, ILFC terminated its previously announced tender offers for its 5.875% Medium-Term Notes, Series O, due May 1, 2013, 5.625% Medium-Term Notes, Series R, due September 20, 2013, and 6.625% Medium-Term Notes, Series R, due November 15, 2013, and returned such notes that were previously tendered.

ILFC accepted all validly tendered Any and All Notes, including the Any and All Early Payment Notes, for total cash consideration, including accrued and unpaid interest, of approximately $710.7 million.

ILFC accepted $992,180,000 aggregate principal amount of the validly tendered Notes listed under the heading “Maximum Tender Offers” in the table above for total cash consideration, including accrued and unpaid interest, of approximately $1.04 billion.

ILFC has deposited with the Depository Trust Company the amount of cash necessary to pay for all Notes that were accepted for payment. Each holder who validly tendered Notes prior to the Early Tender Date that were accepted by ILFC received the Total Consideration, which consists of the Tender Offer Consideration and $30.00 as an early tender payment. In addition, accrued and unpaid interest up to, but not including, the applicable payment date of the Notes, was paid in cash on all tendered and accepted Notes.

Item 9.01   Financial Statements and Exhibits

The following exhibit is included with this report and is being furnished solely for purposes of Item 7.01 of this Form 8-K:

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated June 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Elias Habayeb
By:	Elias Habayeb
Chief Financial Officer

DATED:  June 17, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 17, 2011